UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2012
Date of Report (Date of earliest event reported)

TECHNOLOGIES SCAN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Labelle, St-Jerome Quebec, Canada	J7Z 5L2
(Address of principal executive offices)	(Zip Code)

(855) 492-5245
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors (the "Board") of Technolgies Scan Corp., a Nevada corporation (the "Company"), approved the appointment of Danny Gagne as an executive vice president of the Company effective September 20, 2012. The appointment of Mr. Gagne as an executive vice president was in accordance with those certain terms and provisions of the letter of intent dated as of September 5, 2012 (the "Letter of Intent"), with 6285431 Canada Inc., known as "iSpeedzone", a private company organized under the laws of Canada ("iSpeedzone").

Biography

Mr. Danny Gagné started his career by serving in the Canadian Armed Forces (Royal 22nd Regiment) from 1985 to 1996.  During those years, he also managed two musical talent agencies, Érik Alexandre and Double Impact.  When Mr. Gagne retired from the Canadian Armed Forces, he followed his passion for automobiles and sports car racing for the next fifteen years. He put together racing car prototypes and developed his own model of a racing car called the "Guepard".  Since car racing is a seasonal occupation, from 1998 on, Mr. Gagné developed various Internet sites and CRM concepts to manage companies using the Internet.  In 2010, Mr. Gagne decided to use this talent and experience to launch his own venture that complimented  his life’s passion for arts, sports and entertainment. This resulted in creation of the private company iSpeedzone.  As an architect of various concepts, he hired various teams of programmers to put together a specialized classified ad website with innovative features called GlobShopping.com.  The two concepts were married together using unique and innovative approaches that management believes is an Internet first.  Mr. Gagné remains the founder and chief executive officer of iSpeedzone.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGIES SCAN CORP.

DATE: October 2, 2012.	By:	/s/ Ghislaine St-Hilaire
Name: Ghislaine St-Hilaire
Title: President

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